Exhibit 23.1



                   CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 14, 1997, on our audits of the consolidated financial statements of Golden Star Resources Ltd. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 included in the Company's Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts."



/s/ Coopers & Lybrand
Coopers & Lybrand
Chartered Accountants
Calgary, Canada
October 2, 1997